Exhibit 23.1

Susan B. Zaunbrecher (513) 977-8171 (direct) ^ (513) 977-8141 (fax) susan.zaunbrecher@dinsmore.com

November 1, 2013

LCNB Corp.
2 North Broadway
Lebanon, Ohio 45036

Ladies and Gentlemen:

We have acted as counsel to LCNB Corp., an Ohio corporation (the “Company”), in connection with the offer and sale of up to 1,428,571 shares of the Company’s common stock, no par value, including up to 214,286 shares that the underwriter has an option to purchase (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), File No. 333-190072, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 22, 2013 and declared effective by the SEC on July 31, 2013 (together with the base prospectus dated July 22, 2013 (the "Base Prospectus") contained therein and constituting a part thereof, the "Registration Statement"). In connection with an underwritten offering of the Shares, the Company has also filed a preliminary prospectus supplement dated October 28, 2013 (together with the Base Prospectus, the "Preliminary Prospectus Supplement") and a final prospectus supplement dated October 31, 2013 (together with the Base Prospectus, the "Prospectus"), with each of the Preliminary Prospectus Supplement and the Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act. The offer and sale of the Shares is being made pursuant to an underwriting agreement dated October 31, 2013 between the Company and FBR Capital Markets & Co., as the underwriter (the "Underwriting Agreement”).

We have examined copies of the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus, the Underwriting Agreement, the Company’s amended Articles of Incorporation and Regulations, resolutions of the Company’s Board of Directors with respect to the offering contemplated in the Registration Statement, Preliminary Prospectus Supplement and Prospectus, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion letter, we have examined and relied without investigation as to matters of fact upon such certificates, statements and results of inquiries of officers and representatives of the Company and originals, or copies of originals certified or otherwise identified to our satisfaction, of such other documents, certificates and other instruments as we have considered relevant and necessary to enable us to render the opinions expressed below. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies for examination.

LCNB Corp.
November 1, 2013

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of Ohio. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the SEC’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus or any other prospectus supplement, other than as expressly stated herein with respect to the issuance of the Shares.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered upon payment in full of the consideration therefor, as described in the Registration Statement, the Prospectus and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to your filing of this opinion as an exhibit to the Company’s Form 8-K dated November 1, 2013 and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ DINSMORE & SHOHL LLP